SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K

                             Current Report Pursuant
                         to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934


       Date of report (Date of earliest event reported) September 3, 1996
                                -----------------


                          SVB Financial Services, Inc.
             (Exact Name of Registrant as Specified in its Charter)


                                   New Jersey
                 (State or Other Jurisdiction of Incorporation)


      333-3180                                          22-3038058
(Commission File Number)                    (I.R.S. Employer Identification No.)


   103 West End Avenue, Somerville, NJ                            08876
-------------------------------------------------------------------------------
  (Address of Principal Executive Offices)                      (Zip Code)


                                 (908) 704-1188
              (Registrant's Telephone Number, Including Area Code)



          (Former Name or Former Address, if Changed Since Last Report)

Item 5.     Other Events

         On September 3, 1996 SVB Financial Services, Inc. (the Company) acquired 100% of the outstanding shares of Somerset Valley Bank (the Bank) by exchanging six (6) shares of the Company for every five (5) shares of the Bank.

         The Company is a New Jersey business company and a bank holding company. The Company was incorporated on February 7, 1996 for the purpose of acquiring the Bank and thereby enabling the Bank to operate within a holding company structure.

         The Exchange Offer of SVB Financial Services, Inc. for Somerset Valley Bank is more fully described in the Proxy Statement Prospectus that was part of the Company's Registration Statement on Form S-4, which became effective April 24, 1996.

         The shareholders of the Bank approved the acquisition at a Special Meeting of Shareholders on May 30, 1996. The shareholders subsequently accepted the Exchange Offer by submitting in excess of 80% of their shares for exchange prior to August 31, 1996.

Item 7.     Financial Statements and Exhibits


                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

         Unaudited Consolidated Financial Statements of the Company

                  Consolidated Statement of Condition as of June 30, 1996

                  Consolidated Statements of Income for the Six Months Ended June 30, 1996 and 1995

                  Consolidated Statements of Cash Flows for the Six Months Ended June 30, 1996 and 1995

         Audited Consolidated Financial Statements of the Company

                  Consolidated Statements of Condition as of December 31, 1995 and 1994

                  Consolidated Statements of Operations for the Years Ended December 31, 1995, 1994 and 1993

                  Consolidated Statements of Changes in Shareholders' Equity for the Years Ended December 31, 1995, 1994 and 1993

                  Consolidated Statements of Cash Flows for the Years Ended December 31, 1995, 1994 and 1993

                  Notes to Consolidated Financial Statements

                  Report of Independent Public Accountants

SVB Financial Services, Inc. and Subsidiary
Consolidated Statement of Condition
(Unaudited)
                                                                     June 30,
                                                                       1996
                                                                  -------------
ASSETS

Cash & Due From Banks .........................................   $   5,639,252
Federal Funds Sold ............................................       5,225,000
Other Short Term Investments ..................................         325,672
                                                                  -------------
Total Cash and Cash Equivalents ...............................      11,189,924

Securities
Available for Sale ............................................       3,828,786
Held to Maturity ..............................................      16,123,067
                                                                  -------------
Total Investment Securities ...................................      19,951,853

Loans .........................................................      77,310,310
Allowance for Possible Loan Losses ............................        (662,827)
Unearned Income ...............................................        (100,370)
                                                                  -------------
Net Loans .....................................................      76,547,113

Premises & Equipment, Net .....................................         792,925
Organizational Costs, Net .....................................          20,533
Other Assets Including Deferred Income Taxes, Net .............       1,633,445
                                                                  -------------
Total Assets ..................................................   $ 110,135,793
                                                                  =============

LIABILITIES & SHAREHOLDERS' EQUITY
LIABILITIES
Deposits
Demand
Noninterest Bearing ...........................................   $  17,823,692
NOW Accounts ..................................................       6,829,756
Savings .......................................................       6,943,166
Money Market Accounts .........................................      10,272,622
Time
Greater than $100,000 .........................................       9,618,458
Less than $100,000 ............................................      49,331,044
                                                                  -------------
TOTAL DEPOSITS ................................................     100,818,738

Accrued Expenses & Other Liabilities ..........................         388,039
                                                                  -------------
Total Liabilities .............................................     101,206,777
                                                                  -------------

SVB Financial Services, Inc. and Subsidiary
Consolidated Statement of Condition
(Unaudited)
                                                                     At June 30,
                                                                        1996
                                                                  -------------
SHAREHOLDERS' EQUITY
Common Stock $4.17 PAR VALUE, 10,000,000
Authorized; 1,174,632 Shares in 1996 And 1,173,432 in 1995
Issued and Outstanding ........................................       4,898,215
Additional Paid in Capital ....................................       3,769,507
Retained Earnings..............................................         284,373
Unrealized Loss on Securities Available For Sale ..............         (23,079)
                                                                  -------------
                  Total Shareholders' Equity ..................       8,929,016
                                                                  -------------
                  Total Liabilities And Shareholders' Equity ..   $ 110,135,793
                                                                  =============

See accompanying notes to consolidated financial statements.

SVB Financial Services, Inc.
Consolidated Statements of Income
(Unaudited)
For The Six Months Ended June 30,
                                                                  1996           1995
                                                              -----------    -----------
INTEREST INCOME
Interest on Loans .........................................   $ 3,038,992    $ 2,266,624
Interest on Investment Securities Available For Sale ......       150,008         86,685
Interest on Investment Securities Held to Maturity ........       476,709        506,521
Interest on Federal Funds Sold ............................        96,874         67,631
Interest on Other Short Term Investments ..................        14,021          4,630
                                                              -----------    -----------
                  Total Interest Income ...................     3,776,604      2,932,091

INTEREST EXPENSE
Interest on Deposits ......................................     1,723,480      1,309,657
Interest on Federal Funds Purchased .......................             0            170
                                                              -----------    -----------
                  Total Interest Expense ..................     1,723,480      1,309,827

                  Net Interest Income .....................     2,053,124      1,622,264

PROVISION FOR POSSIBLE LOAN LOSSES ........................       145,000         90,000
                                                              -----------    -----------
Net Interest Income After Provision
                  For Possible Loan Losses ................     1,908,124      1,532,264
                                                              -----------    -----------
OTHER INCOME
Service Charges on Deposit Accounts .......................        79,009         52,461
Gain on the Sale of Investment Securities .................        (2,117)         2,336
Gain on the Sale of Loans .................................        43,513        101,696
Other Income ..............................................        37,636         30,009
                                                              -----------    -----------
                  Total Other Income ......................       158,041        186,502
                                                              -----------    -----------
Other Expenses
Salaries and Employee Benefits ............................       853,241        604,201
Occupancy Expense .........................................       188,483        113,600
Equipment Expense .........................................       114,653         82,923
Other Expense .............................................       493,719        426,076
                                                              -----------    -----------
                  Total Other Expense .....................     1,650,096      1,226,800
                                                              -----------    -----------

                  Net Income Before Income Taxes ..........       416,069        491,966

                  Provision for Income Taxes ..............       167,746        190,826
                                                              -----------    -----------
                  Net Income ..............................   $   248,323    $   301,140
                                                              ===========    ===========
Net Income Per Share ......................................   $       .21    $       .26
                                                              ===========    ===========
Weighted Average Shares Outstanding .......................     1,174,394      1,173,432
                                                              ===========    ===========
See accompanying notes to consolidated financial statements.

SVB Financial Services, Inc.
Consolidated Statements of Cash Flows for the Six Months Ended June 30,
(unaudited)
OPERATING ACTIVITIES:
                                                                                                          1996                 1995
                                                                                                   -----------          -----------
Net income................................................................................         $   248,323          $   301,140
Adjustments to reconcile net income to
  net cash from operating activities:
        Provision for possible loan losses ...............................................             145,000               90,000
        Depreciation and amortization ....................................................             118,103               83,017
        Amortization (accretion) of investment securities premium/discount ...............             (48,404)            (151,579)
        (Gains)/Losses on sales of investment securities, net ............................               2,117               (2,336)

        Gains on sales of loans ..........................................................             (43,513)            (101,696)
        (Increase)/decrease in interest receivable .......................................             (93,077)             (53,461)
        (Increase)/decrease in other assets ..............................................            (510,651)             (16,038)
        Increase in accrued interest payable..............................................              34,299               11,107
        Increase (decrease) in accrued expenses and other liabilities) ...................              (2,143)             223,419
        Increase (decrease) in unearned income) ..........................................              11,128               (2,300)
                                                                                                   -----------          -----------
                    Net cash provided by operating activities ............................            (138,818)             381,273
                                                                                                   -----------          ------------

INVESTING ACTIVITIES:

Proceeds from sales of securities ........................................................           1,994,043              490,909
Proceeds from maturities of securities ........................................ ..........           7,095,727           19,282,490
Purchases of securities ..................................................................          (9,589,210)         (17,931,163)
Increase in loans ........................................................................         (17,131,561)          (5,864,386)
Capital expenditures .....................................................................            (174,143)             (71,486)
                                                                                                   -----------          -----------
                   Net cash used for investing activities ................................         (17,805,144)          (4,093,636)
                                                                                                   -----------          -----------

FINANCING ACTIVITIES:

Net increase in demand deposits ..........................................................           5,948,327             (298,622)
Net increase (decrease) in savings deposits ..............................................           1,242,663           (1,031,627)
Net increase in money market deposits ....................................................             957,244              146,036
Net increase in time deposits ............................................................          12,990,712            5,529,017
Proceeds from the issuance of common stock, net ..........................................              10,000            1,173,160
                                                                                                   -----------          -----------
                   Net cash provided by financing activities .............................          21,148,946            5,517,964
                                                                                                   -----------          -----------

                   Increase in cash and cash equivalents, net ............................           3,204,984          1,805,601

CASH AND CASH EQUIVALENTS, beginning of period ...........................................           7,984,940            6,043,304
                                                                                                   -----------          -----------
CASH AND CASH EQUIVALENTS, end of period .................................................         $11,189,924          $ 7,848,905
                                                                                                   ===========          ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the period for interest ...............................................         $ 1,689,181          $ 1,298,720
  Cash paid during the period for income taxes ...........................................             155,000                    0
                                                                                                   ===========          ===========
See accompanying notes to consolidated financial statements.

                          SVB FINANCIAL SERVICES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            June 30, 1996 (UNAUDITED)


                  SVB Financial Services, Inc., (the "Company"), a bank holding company, was incorporated on February 7, 1996 with authorized capital of 10,000,000 shares of $4.17 par value common stock. On September 3, 1996, the Company acquired 100 percent of the shares of Somerset Valley Bank (the "Bank") by exchanging 6 shares of its Common Stock for each 5 shares of the Bank. This exchange has been accounted for as a reorganization of entities under common control, similar to a pooling of interests, which resulted in no changes to the underlying carrying amounts of assets and liabilities.

                  The consolidated financial statements included herein have been prepared without audit pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to such rules and regulations. The accompanying condensed consolidated financial statements reflect all adjustments which are, in the opinion of management, necessary to a fair statement of the results for the interim periods presented. Such adjustments are of a normal recurring nature. These consolidated condensed financial statements should be read in conjunction with the audited financial statements and the notes thereto included elsewhere herein. The results for the six months ended June 30, 1996 are not necessarily indicative of the results that may be expected for the year ended December 31, 1996.

                  The consolidated financial statements include the accounts of SOMERSET VALLEY BANK. All significant inter-company accounts and transactions have been eliminated.

                          SVB FINANCIAL SERVICES, INC.
                      CONSOLIDATED STATEMENTS OF CONDITION

                        As of December 31, 1995 and 1994

                                                           1995             1994
                                                      ------------    ------------
ASSETS
Cash & Due from Banks .............................   $  2,814,877    $  2,417,643
Federal Funds Sold ................................      4,575,000       3,150,000
Other Short Term Investments ......................        595,063         475,661
                                                      ------------    ------------
Total Cash and Cash Equivalents ...................      7,984,940       6,043,304

Securities (Notes 2 and 3)
Available for Sale, at Market Value ...............      4,874,738       3,473,951
Held to Maturity, at Cost .........................     14,580,823      18,091,163
Total Securities ..................................     19,455,561      21,565,114

Loans (Notes 2, 4 & 5) ............................     60,144,428      45,465,027
Allowance for Possible Loan Losses ................       (527,019)       (372,062)
Unearned Income ...................................        (89,242)       (104,496)
                                                      ------------    ------------
Net Loans .........................................     59,528,167      44,988,469

Premises & Equipment, Net (Notes 2 & 6) ...........        716,215         450,620
Other Assets ......................................      1,059,031       1,028,178
                                                      ------------    ------------
Total Assets ......................................   $ 88,743,914    $ 74,075,685
                                                      ============    ============


LIABILITIES & SHAREHOLDERS' EQUITY

LIABILITIES
Deposits
Demand
 Noninterest Bearing ..............................   $ 12,829,836    $ 10,347,426
 NOW Accounts .....................................      5,875,285       5,892,502
Savings ...........................................      5,700,503       6,958,242
Money Market Accounts .............................      9,315,378       7,971,793
Time
  Greater than $100,000 ...........................      5,202,055       7,956,461
  Less than $100,000 ..............................     40,756,735      27,927,393
                                                      ------------    ------------
Total Deposits ....................................     79,679,792      67,053,817

Accrued Expenses & Other Liabilities ..............        360,946         202,469
                                                      ------------    ------------
Total Liabilities .................................     80,040,738      67,256,286
                                                      ------------    ------------

                          SVB FINANCIAL SERVICES, INC.
                      CONSOLIDATED STATEMENTS OF CONDITION

                        As of December 31, 1995 and 1994
                                   (continued)

                                                           1995             1994
                                                      ------------    ------------
Commitments and Contingencies (Note 8)
SHAREHOLDERS' EQUITY (Notes 2, 11 and 12)

Common Stock, $4.17 Par Value, 10,000,000 Shares
 Authorized:1,173,432 Shares in 1995 and 1,032,270
 Shares in 1994 Issued and Outstanding ............      4,893,211       4,304,566
Additional Paid in Capital ........................      3,764,511       3,179,996
Retained Earnings (Deficit) .......................         36,050        (627,167)
Unrealized Gain (Loss) on Securities Available
 for Sale, Net of Income Taxes ....................          9,404         (37,996)
                                                      ------------    ------------
Total Shareholders' Equity ........................      8,703,176       6,819,399
                                                      ------------    ------------
Total Liabilities and Shareholders' Equity ........   $ 88,743,914    $ 74,075,685
                                                      ============    ============

The accompanying notes to consolidated financial statements are an integral part of these statements.

                                                      SVB FINANCIAL SERVICES, INC.
                                                  CONSOLIDATED STATEMENTS OF OPERATIONS
                                          For the years ended December 31, 1995, 1994 and 1993

                                                                                       1995              1994               1993
                                                                                   -----------       -----------        -----------
INTEREST INCOME (Note 2)
Interest on Loans ..........................................................       $ 4,850,687       $ 3,508,379        $ 2,221,693
Interest on Securities Available for Sale ..................................           205,413           189,260             82,255
Interest on Securities Held to Maturity ....................................         1,013,811           558,076            305,495
Interest on Other Short Term Investments ...................................            14,798            32,746             28,650
Interest on Federal Funds Sold .............................................           211,302           107,863             65,695
                                                                                   -----------       -----------        -----------
Total Interest Income ......................................................         6,296,011         4,396,324          2,703,788
                                                                                   -----------       -----------        -----------
INTEREST EXPENSE
Interest on Deposits .......................................................         2,870,715         1,765,501          1,092,806
Interest on Federal Funds Purchased ........................................               169               406               --
                                                                                   -----------       -----------        -----------
Total Interest Expense .....................................................         2,870,884         1,765,907          1,092,806
                                                                                   -----------       -----------        -----------

Net Interest Income ........................................................         3,425,127         2,630,417          1,610,982
                                                                                   -----------       -----------        -----------
PROVISION FOR POSSIBLE LOAN LOSSES (Notes 2 and 6) .........................           206,000           156,000            130,000
                                                                                   -----------       -----------        -----------
Net Interest Income after Provision For Possible Loan Losses ...............         3,219,127         2,474,417          1,480,982
                                                                                   -----------       -----------        -----------
OTHER INCOME
Service Charges on Deposit Accounts ........................................           120,411           108,060             65,867
Gain on the Sale of Securities .............................................             2,336              --               20,486
Gain on the Sale of Loans ..................................................           181,599            59,358             38,720
Other Income ...............................................................            58,474            40,224             67,010
                                                                                   -----------       -----------        -----------
Total Other Income .........................................................           362,820           207,642            192,083
                                                                                   -----------       -----------        -----------
OTHER EXPENSE
Salaries and Employee Benefits .............................................         1,269,371         1,055,231            827,772
Occupancy Expense ..........................................................           240,049           221,109            193,979
Equipment Expense ..........................................................           174,985           152,552            142,286
Other Expenses (Note 7) ....................................................           810,935           733,765            577,859
                                                                                   -----------       -----------        -----------
Total Other Expense ........................................................         2,495,340         2,162,657          1,741,896
                                                                                   -----------       -----------        -----------

Net Income (Loss) Before Provision (Benefit) for Income Taxes ..............         1,086,607           519,402            (68,831)
Provision (Benefit) for Income Taxes (Notes 2 and 10) ......................           423,390          (307,752)              --
                                                                                   -----------       -----------        -----------

NET INCOME (LOSS) ..........................................................       $   663,217       $   827,154        $   (68,831)
                                                                                   ===========       ===========        ===========
NET INCOME (LOSS) PER SHARE ................................................       $       .58       $       .80        $      (.07)
                                                                                   ===========       ===========        ===========
WEIGHTED AVERAGE SHARES OUTSTANDING (NOTE 2) ...............................         1,152,408         1,029,048            927,509
                                                                                   ===========       ===========        ===========

                                                    SVB FINANCIAL SERVICES, INC.
                                     CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                                        For the years ended December 31, 1995, 1994 and 1993

                                                                    Additional        Retained     Unrealized Gain        Total
                                                    Common           Paid in          Earnings   (Loss) on Securities  Shareholders'
                                                     Stock            Capital        (Deficit)    Available For Sale      Equity
                                                  -----------      -----------      -----------       -----------       -----------
BALANCE, DECEMBER 31, 1992 .................      $ 3,010,932      $ 1,929,526      $(,385,490)       $     --          $ 3,554,968
                                                  -----------      -----------      -----------       -----------       -----------

Issuance of Common Stock,
  Net of Related Issuance Costs ............        1,276,370        1,233,234             --                --           2,509,604
Exercise of Warrants .......................              250              250              500
Net Loss - 1993 ............................             --               --            (68,831)                            (68,831)
Change in Unrealized Gain (Loss)
  on Securities Available for Sale .........             --               --               --              (7,155)           (7,155)
                                                  -----------      -----------      -----------       -----------       -----------

BALANCE, DECEMBER 31, 1993 .................        4,287,552        3,163,010       (1,454,321)           (7,155)        5,989,086
                                                  -----------      -----------      -----------       -----------       -----------

Exercise of Warrants .......................           17,014           16,986             --                --              34,000
Net Income - 1994 ..........................             --               --            827,154              --             827,154
Change in Unrealized Gain (Loss)
  on Securities Available for Sale .........             --               --               --             (30,841)          (30,841)
                                                  -----------      -----------      -----------       -----------       -----------

BALANCE, DECEMBER 31, 1994 .................        4,304,566        3,179,996         (627,167)          (37,996)        6,819,399
                                                  -----------      -----------      -----------       -----------       -----------

Exercise of Warrants .......................          588,645          584,515             --                --           1,173,160
Net Income - 1995 ..........................             --               --            663,217              --             663,217
Change in Unrealized Gain (Loss)
  on Securities Available for Sale .........             --               --               --              47,400            47,400
                                                  -----------      -----------      -----------       -----------       -----------

BALANCE, DECEMBER 31, 1995 .................      $ 4,893,211      $ 3,764,511      $    36,050       $     9,404       $ 8,703,176
                                                  ===========      ===========      ===========       ===========       ===========


                                     SVB FINANCIAL SERVICES, INC.
                                 CONSOLIDATED STATEMENTS OF CASH FLOWS
                         For the years ended December 31, 1995, 1994 and 1993

                                                              1995            1994            1993
                                                        ------------    ------------    ------------
OPERATING ACTIVITIES
Net Income (Loss) ...................................   $    663,217    $    827,154    $    (68,831)
Adjustments to Reconcile Income (Loss) to Net
 Cash Provided By Operating Activities
Provision for Possible Loan Losses ..................        206,000         156,000         130,000
Depreciation and Amortization .......................        170,619         150,205         144,969
Amortization (Accretion) of Securities
 Premium/Discount ...................................       (208,496)       (116,405)         27,540
Gains on Sales of Securities, Net ...................         (2,336)           --           (20,486)
Gains on Sales of Loans .............................       (181,599)        (59,358)        (38,720)
Increase in Interest Receivable .....................       (127,991)       (199,507)       (130,278)
(Increase) Decrease in Other Assets .................         35,338        (482,300)         26,157
Increase in Accrued Interest Payable ................         43,438          55,824          10,186
Increase (Decrease) in Accrued Expenses and
 Other Liabilities ..................................        109,976         197,459         (13,078)
Increase (Decrease) in Unearned Income ..............        (14,414)         12,823          45,431
                                                        ------------    ------------    ------------
Net Cash Provided By Operating Activities ...........        693,752         541,895         112,890
                                                        ------------    ------------    ------------
INVESTING ACTIVITIES
Proceeds from Sales of Securities ...................        490,909            --         1,274,468
Proceeds from Maturities of Securities ..............     29,780,068      14,079,847       8,318,997
Purchase of Securities ..............................    (27,877,668)    (23,835,529)    (13,266,783)
Increase in Loans ...................................    (14,549,686)    (10,082,582)    (17,260,833)
Capital Expenditures ................................       (394,874)        (75,682)        (86,310)
                                                        ------------    ------------    ------------
Net Cash Used for Investing Activities ..............    (12,551,251)    (19,913,946)    (21,020,461)
                                                        ------------    ------------    ------------
FINANCING ACTIVITIES
Net Increase in Demand Deposits .....................      2,465,193       4,404,103       3,059,027
Net Increase (Decrease) in Savings Deposits .........     (1,257,739)     (1,418,946)      1,977,934
Net Increase in Money Market Deposits ...............      1,343,585         629,857       4,077,137
Net Increase in Time Deposits .......................     10,074,936      16,834,189       7,679,655
Proceeds from the Issuance of Common Stock, Net .....      1,173,160          34,000       2,510,104
                                                        ------------    ------------    ------------
Net Cash Provided by Financing Activities ...........     13,799,135      20,483,203      19,303,857
                                                        ------------    ------------    ------------

Increase (Decrease) in Cash and Cash Equivalents, Net      1,941,636       1,111,152      (1,603,714)
Cash and Cash Equivalents, beginning of year ........      6,043,304       4,932,152       6,535,866
                                                        ------------    ------------    ------------
Cash and Cash Equivalents, end of year ..............   $  7,984,940    $  6,043,304    $  4,932,152
                                                        ============    ============    ============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Cash Paid During the Year for Interest ..............   $  2,914,732    $  1,710,083    $  1,082,620
                                                        ============    ============    ============
Cash Paid During the Year for Income Taxes ..........   $    225,000    $      5,675    $       --
                                                        ============    ============    ============

                          SVB FINANCIAL SERVICES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        December 31, 1995, 1994 and 1993


1:       ORGANIZATION AND NATURE OF OPERATIONS

SVB Financial Services, Inc., (the "Company"), a bank holding company, was incorporated on February 7, 1996 with authorized capital of 10,000,000 shares of $4.17 par value common stock. On September 3, 1996, the Company acquired 100 percent of the shares of Somerset Valley Bank (the "Bank") by exchanging 6 shares of its common stock for each 5 shares of the Bank. This exchange of shares has been accounted for as a reorganization of entities under common control, similar to a pooling of interests, which resulted in no changes to the underlying carrying accounts of assets and liabilities.

The Bank was granted a charter by the New Jersey Department of Banking and commenced operations on December 20, 1991. The Bank is a full service community bank and operates at one location in Somerville, New Jersey. The Bank's customers are predominately small and middle market businesses and professionals. The Bank's market area is primarily Somerset County.

The consolidated financial statements include the accounts of the Bank. All significant intercompany accounts and transactions have been eliminated.

2:       SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INVESTMENT SECURITIES: A portion of the Bank's securities are carried at cost adjusted for amortization of premiums and accretion of discounts using the interest method. These securities are carried at amortized cost because the Bank has the ability and intent to hold the securities to maturity.

The remainder of the Bank's securities are held for indefinite periods of time which management intends to use as part of its asset/liability strategy, or that may be sold in response to changes in interest rates, changes in prepayment risk, increased capital requirements or other similar factors, are classified as available for sale. These securities are carried at market value. Unrealized gains and losses, net of tax effect, are reflected as a component of shareholders' equity.

The Bank had no securities held for trading purposes at December 31, 1995 and 1994.

ALLOWANCE FOR POSSIBLE LOAN LOSSES: The Bank's process for evaluating the adequacy of the allowance for possible loan losses has three basic elements:

First, the identification of problem loans when they occur; second, the establishment of appropriate allowance for possible loan losses once specific problem loans are identified; and third, a methodology for establishing general loan loss allowances.

The identification of problem loans is achieved mainly through review of specific major loans based on delinquency criteria, size of loan and location and value of collateral property. Specific loss reserves are established for identified problem loans based on reviews of current operating financial information and fair value appraisals. A range of loss allowances is estimated based upon consideration of past experience of originated loans by loan type, year of origination, location of collateral property and loan-to-value ratios. Based upon this process, consideration of the current economic environment and other factors, management determines what it considers to be an appropriate allowance for possible loan losses. Although Bank management believes it has a sound basis for this estimation, actual write-offs incurred in the future are highly dependent upon future events, including the economy of the area in which the Bank lends.

SALE OF LOANS: The Bank periodically sells certain commercial loans to other financial institutions without recourse to the Bank. Recognition of gains on such sales are delayed for 90 days during which time, if the borrower defaults, the premium paid is refunded to the purchaser of the loan. The gains and losses are recognized in an amount which approximates the present value of the difference between the effective interest rate to the Bank and the net yield to the purchaser, excluding normal future loan servicing fees, when applicable, over the estimated remaining lives of the loans sold.

PREMISES AND EQUIPMENT: Premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are computed primarily on the straight-line method over the shorter of the estimated useful lives of the assets (three to ten years) or the term of the related lease.

INTEREST ON LOANS: Interest on loans is credited to operations primarily based upon the principal amount outstanding. When management believes there is sufficient doubt as to the ultimate collectability of interest on any loan, the accrual of applicable interest is discounted.

Loan origination fees are deferred and are recognized over the estimated life of the related loans as an adjustment of the loan yield, and are included in interest on loans in the accompanying statements of operations.

CASH AND CASH EQUIVALENTS: Cash and cash equivalents include cash on hand, noninterest bearing amounts due from banks, Federal funds sold and other short-term investments. Generally, Federal funds are sold for a 60-day period or less.

INCOME TAXES: Deferred income taxes are recognized for tax consequences of "temporary differences" by applying enacted statutory tax rates to differences between the financial reporting and the tax basis of existing assets and liabilities.

NET INCOME (LOSS) PER SHARE: Net income (loss) per share is computed by dividing net income by the weighted average shares outstanding each year, adjusted for common stock equivalents, if dilutive.

NEW FINANCIAL  ACCOUNTING  STANDARDS:  The Financial Accounting Standards Boards
(FASB) issued SFAS No. 121, "Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed Of." in March 1995. This statement is effective for the year ended December 31, 1996. Statement No. 121 requires the long-lived assets to be held and used by the company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The company has evaluated the impact of Statement No. 121 on its financial statements and determined that it is not material.

SFAS No. 123, "Accounting for Stock-Based Compensation" was issued in October 1995 and must be adopted by the Company effective January 1, 1996. SFAS No. 123, requires entities that have employee stock option plans to estimate the value of grants awarded to employees and disclose, in a pro forma footnote, the impact on the entities' earnings per share as if the estimated option value were expensed over the vesting period of the grants. Adoption of the disclosure requirements of this new accounting standard will not have an impact on the Company's results of operations or financial condition.

3:       SECURITIES

Information relative to the Bank's securities portfolio at December 31, 1995 and 1994 is as follows:

                                                                        Gross
                                                        Gross        Unrealized      Estimated
                                       Amortized       Unrealized     Amortized        Market
                                         Cost           Gains          Losses          Value
                                    ------------   ------------    ------------    ------------
1995
AVAILABLE FOR SALE
U.S. Treasury Securities ........   $  3,543,131   $     12,088    $       --      $  3,555,219
U.S. Government Agency Securities        791,688           --              (350)        791,338
Mortgaged-Backed Securities .....        525,452          2,729            --           528,181
                                    ------------   ------------    ------------    ------------
                                    $  4,860,271   $     14,817    $       (350)   $  4,874,738
                                    ============   ============    ============    ============


HELD TO MATURITY
U.S. Treasury Securities ........   $  6,263,561   $     50,008    $     (3,412)   $  6,310,157
U.S. Government Agency Securities      6,094,722         37,156          (5,265)      6,126,613
Other Securities ................        496,147         10,728            --           506,875
Mortgage-Backed Securities ......      1,726,393           --           (20,897)      1,705,496
                                    ------------   ------------    ------------    ------------
                                    $ 14,580,823   $     97,892    $    (29,574)   $ 14,649,141
                                    ============   ============    ============    ============


1994
AVAILABLE FOR SALE
U.S. Treasury Securities ........   $  1,244,970   $       --      $    (13,238)   $  1,231,732
U.S. Government Agency Securities      1,505,934           --           (22,841)      1,483,093
Mortgage-Backed Securities ......        781,503           --           (22,377)        759,126
                                    ------------   ------------    ------------    ------------

                                    $  3,532,407   $       --      $    (58,456)   $  3,473,951
                                    ============   ============    ============    ============


HELD TO MATURITY
U.S. Treasury Securities ........   $ 10,451,824   $       --      $   (121,871)   $ 10,329,953
U.S. Government Agency Securities      4,337,200           --           (24,493)      4,312,707
Other Securities ................      1,293,804           --           (21,996)      1,271,808
Mortgage-Backed Securities ......      2,008,335           --          (110,115)      1,898,220
                                    ------------   ------------    ------------    ------------

                                    $ 18,091,163   $       --      $   (278,475)   $ 17,812,688
                                    ============   ============    ============    ============


In October, 1995, the Financial Accounting Standards Board issued an interpretation which permitted companies to make a one-time reclassification of any portion of the held to maturity debt security portfolio without tainting the remaining held to maturity portfolio. In connection therewith, the Bank transferred securities with an amortized cost of $2,051,775 from the held to maturity portfolio to the available for sale portfolio. The Bank recorded an unrealized holding gain of $7,444 associated with the securities transferred.

The amortized cost and estimated value of securities at December 31, 1995, by contractual maturity, are shown in the following table for securities to be held to maturity and available for sale. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.


                                         Amortized                Estimated
                                           Cost                   Market Value
                                       ------------              ------------

AVAILABLE FOR SALE
Due in 1 year or less                  $  4,334,818              $  4,346,557
Mortgage-Backed Securities                  525,453                   528,181
                                       ------------              ------------
                                       $  4,860,271              $  4,874,738
                                       ============              ============


HELD TO MATURITY
Due in 1 year of less                  $  3,352,200              $  3,355,633
Due after 1 year through 5 years          9,502,231                 9,588,012
Mortgage-Backed Securities                1,726,392                 1,705,496
                                       ------------              ------------
                                       $ 14,580,823              $ 14,649,141
                                       ============              ============



At December 31, 1995, securities having a book value of approximately $2,028,000 were pledged to secure public deposits and for other purposes as required by law.

4:       LOANS

At December 31, 1995 and 1994, the composition of outstanding loans is summarized as follows:


                                      1995                      1994
                                  ------------              ------------

Secured by Real Estate
  Residential Mortgage            $ 21,466,489              $ 17,507,136
  Commercial Mortgage               15,700,266                12,825,013
  Construction                       2,812,000                 3,234,618
Commercial & Industrial             12,554,205                 7,525,585
Loans to Individuals                 7,611,468                 4,372,675
                                  ------------              ------------

                                  $ 60,144,428              $ 45,465,027
                                  ============              ============



There were no loans restructured during 1995 or 1994. There were no loans past due ninety days or more as to principal or interest or in a non-accrual status as of December 31, 1995 and 1994. Loans to Executive officers totalled $147,984 at December 31, 1995 and $144,280 at December 31, 1994, all of which were current as to principal and interest. There were no loans to Directors or their affiliated interests.

During 1995, the Bank adopted the provisions of Statement of Financial Accounting Standards No. 114 "Accounting by Creditors for Impairment of a Loan" (SFAS No. 114). Under these provisions, the Bank is required to allocate the allowance for possible loan losses to loans deemed to be impaired. A loan is considered to be impaired when it is probable that the Bank will be unable to collect all amounts due according to the contractual terms of the loan agreement. As of December 31, 1995, the Bank had no loans which were deemed impaired.

5:       ALLOWANCE FOR POSSIBLE LOAN LOSSES

The allowance for possible loan losses is based on estimates and ultimate losses may vary from the current estimates. These estimates are reviewed periodically, and as adjustments become necessary, they are reflected in operations in the period in which they become known. An analysis of the allowance for possible loan losses is as follows:

                                             1995           1994         1993
                                          ---------     ---------     ---------

Balance at January 1, ................    $ 372,062     $ 231,035     $ 107,000
Provision Charged to Operations ......      206,000       156,000       130,000
Charge Offs ..........................      (51,043)      (15,846)       (5,965)
Recoveries ...........................         --             873          --
                                          ---------     ---------     ---------

Balance at December 31, ..............    $ 527,019     $ 372,062     $ 231,035
                                          =========     =========     =========



6:       PREMISES AND EQUIPMENT

Premises and equipment consists of the following at December 31, 1995 and 1994:

                                                      1995               1994
                                                 -----------        -----------

Premises & Improvements ..................       $   187,322        $   188,775
Furniture & Equipment ....................           700,548            573,063
Construction in Progress .................           227,451               --
                                                 -----------        -----------

                                                   1,115,321            761,838
                                                 -----------        -----------

Less: Accumulated Depreciation ...........          (399,106)          (311,218)
                                                 -----------        -----------
                                                 $   716,215        $   450,620
                                                 ===========        ===========

7:       OTHER EXPENSE

The major components of other expense are as follows:

                                                  1995        1994        1993
                                                --------    --------    --------

Data Processing Services ...................    $131,038    $111,272    $ 99,020
Marketing & Business Development ...........      94,597      73,682      49,840
Stationery Forms & Supplies ................      80,453      62,144      60,055
Insurance ..................................      62,773      65,539      58,543
Amortization of Organizational Costs .......      41,340      41,340      38,220
Legal, Examination & Accounting ............      83,847      90,857      67,027
FDIC Insurance Assessment ..................      74,332     110,153      66,467
Other, Net .................................     242,555     178,778     138,687
                                                --------    --------    --------
                                                $810,935    $733,765    $577,859
                                                ========    ========    ========


8:       COMMITMENTS AND CONTINGENCIES

The Bank leases its banking facilities under operating leases which expire in 1996 and 2004, but which contain certain renewal options. The Somerville facilities are leased from a partnership consisting of all but one of the Bank's Directors and two non-director shareholders. As of December 31, 1995, future minimum rental payments, including the renewal options under these leases for the subsequent five years are as follows:


          1996                                         $ 261,286
          1997                                         $ 263,178
          1998                                         $ 271,146
          1999                                         $ 273,194
          2000                                         $ 275,248

The above amounts represent minimum rentals not adjusted for possible future increases due to escalation provisions and assumes that all option periods will be exercised by the Bank. Rent expenses aggregated $153,618, $139,808 and $132,734, for the years ended December 31, 1995, 1994 and 1993, respectively.

At December 31, 1995, the Bank had outstanding commitments to extend credit of $9,177,000. Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since a portion of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the customer. There is no material difference between the notional amount and estimated fair value of off-balance sheet unfunded loan commitments as of December 31, 1995.

9:       BENEFIT PLAN

The Bank has a 401(K) Savings Plan covering substantially all employees. Under the terms of the Plan, the Bank will match 50% of an employee's contribution, up to 6% of the employee's salary. Employees become fully vested in the Bank's contribution after five years of service. The Bank contributed $19,159, $12,700 and $3,600 to the Plan in 1995, 1994 and 1993, respectively.

10:      INCOME TAXES

The components of the provision (benefit for income taxes in 1995 and 1994 are as follows:

There was no provision for income taxes in 1993.

                                                   1995                  1994

                                                ---------             ---------

Federal ............................            $ 239,708             $  18,170
  Current ..........................              122,338              (325,922)
  Deferred .........................               61,344                  --
                                                ---------             ---------
                                                $ 423,390             $(307,752)
                                                =========             =========



Deferred  income taxes are provided for the  financial  differences  between the financial reporting basis and the tax basis of the Bank's assets and liabilities. Cumulative temporary differences at December 31, 1995 and 1994 are as follows:

                                                          1995           1994
                                                      ---------       ---------

Net Operating Loss Carry Forward, Net .........       $    --         $ 160,618
Start-up and Organization Costs ...............          27,309          60,420
Depreciation ..................................           2,219         (13,176)
Accretion of Securities Discount ..............          (5,708)         (8,493)
Provision for Possible Loan Losses ............         179,774         126,553
                                                      ---------       ---------
Deferred Tax Asset, Net .......................       $ 203,594       $ 325,922
                                                      =========       =========



The difference between the provision for income taxes computed by applying the Federal Income Tax rate of 34% and the effective tax rates for 1995, is primarily a result of changes in the valuation reserve relative to the Bank's deferred tax asset.

11:      COMMON STOCK

During 1995, there were no options granted under the Bank's stock option plan. During 1994, the Bank granted an aggregate of 12,000 options each for the purchase of its common stock to two executive officers. The options are exercisable over a five-year period at a price of $8.33 per share. No options were exercised in 1995 or 1994.

12:      CAPITAL REQUIREMENTS

Under the FDIC Improvement Act of 1991, banks are required to maintain a minimum ratio of total capital to risk weighted assets of 8% of which at least 4% must be in the form of Tier 1 capital (primarily shareholders equity) and a leverage ratio of 4%. At December 31, 1995, the Bank had a ratio of total capital to risk weighted assets of 14.28% of which 13.46% was in the form of Tier 1 capital and a leverage ratio of 9.50%.

13:      ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS

Statement of Financial Accounting Standards No. 107, "Disclosure about Fair Value of Financial Instruments," requires the disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate value.

The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than a forced or liquidation sale. It is the Bank's intent and general practice to hold its financial instruments to maturity and not to engage in trading activities. Therefore, significant estimations were used by the Bank for the purposes of this disclosure.

Estimated fair values have been determined by the Bank using the best available data and estimation methodology suitable for each category of financial instruments and are as follows:

For short term investments, such as cash and cash equivalents and short term deposits, the carrying amount is a reasonable estimate of fair value.

                                            Fair Value               Book Value

Cash and Cash Equivalents                $  7,984,940              $  7,984,940
                                         ------------              ------------

For securities held in the Bank's investment portfolio, fair value was determined by reference to quoted market prices as of December 31, 1995.

                                             Fair Value              Book Value

Available for Sale Securities            $  4,874,738              $  4,860,271
                                         ------------              ------------

Held to Maturity Securities              $ 14,649,141              $ 14,508,823
                                         ------------              ------------

For long term assets and liabilities, such as loans and deposits, the Bank's policy is to hedge its interest rate exposure on deposits with earning assets with matching maturities. Fair value of loans were estimated using the percent value of future cash flows expected to be received. Loan rates currently offered by the Bank were used in determining the appropriate discount rate.

                                             Fair Value              Book Value

Loans, Net                               $ 60,612,000              $ 60,144,428
                                         ------------              ------------

Deposits                                 $ 80,039,000              $ 79,679,792
                                         ------------              ------------

                                  (Letterhead)
                              ARTHUR ANDERSEN LLP

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS





To the Shareholders and Board of Directors of SVB Financial Services, Inc.

We have audited the accompanying consolidated statements of condition of SVB Financial Services, Inc. (a New Jersey corporation) and subsidiary as of December 31, 1995 and 1994 and the related statements of operations, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of SVB Financial Services, Inc. and subsidiary as of December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.



                                          ARTHUR ANDERSEN LLP


Princeton, New Jersey
January 18, 1996
(Except with respect to the matter
discussed in Note 1, as to which
the date is September 3,1996)

Item 4.     Instruments Defining the Rights of Securities Holders

                  III. A. The aggregate number of shares of stock which the Corporation shall have authority to issue is 10,000,000 shares of stock, with a par value of $4.17 per share.

                  B. Subject to and in accordance with the provisions of Section 2 of Chapter 7 of Title 14A of the New Jersey Statutes, the Board of Directors of the Corporation shall have authority to divide the authorized but unissued shares of stock of the Corporation into such classes or series of stock with such designations, in such numbers and with such relative rights, preferences and limitations as the Board of Directors shall determine. The Board of Directors shall also have authority to change the designation or number of shares, or the relative rights, preferences or limitations of the shares of any theretofore established class or series, no shares of which have been issued. The Board shall also have power under Sections 1 and 9 of Chapter 7 of Title 14A of the New Jersey Statutes to create from the authorized but unissued. shares of stock of the Corporation classes or series of convertible bonds or debentures.

                  C. No holder of any shares of the Corporation shall have any preemptive right to purchase, subscribe for or otherwise acquire any shares of the Corporation of any class now or hereafter authorized, or any securities exchangeable for or convertible into such shares, or any warrants or other instruments evidencing rights or options to subscribe for, purchase, or otherwise acquire such shares.

                  IV. The Board of Directors of the Corporation shall be classified and the directors shall be divided into three classes, as nearly equal in number as possible. In the election of directors at the First Annual Meeting of Stockholders, the term of office of the first class shall expire at the Second Annual Meeting of Stockholders, the term of office of the second class shall expire at the Third Annual Meeting of Stockholders, and the term of office of the third class shall expire at the Fourth Annual Meeting of Stockholders. At each Annual Meeting of Stockholders following such initial classification and election, the number of directors equal to the number of the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding Annual Meeting of Stockholders. Each director shall hold office until his successor is elected and qualified, or until his earlier resignation or removal.

                  Notwithstanding any other provisions of the Certificate of Incorporation or ByLaws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, the other provisions of this Certificate of Incorporation, or the By-Laws of the Corporation), and in addition to any requirement of the Business Corporation Act of New Jersey, the affirmative vote of the stockholders holding not less than three-fourths of the outstanding shares of common stock of the Corporation, voted as a single class, shall be required to amend or repeal, or to adopt any provisions inconsistent with this Article; provided, however, that the preceding provision shall not be applicable to any amendment or repeal or adoption of any provision inconsistent with this Article I, and such amendment or repeal or adoption of any provision inconsistent with this Article I shall require only such affirmative vote as required by law and any other provisions of this Certificate of Incorporation, if such amendment or repeal or adoption shall have been approved by a majority vote of the Board of Directors.

                  V. The total number of directors which constitutes the Board of Directors of the Corporation shall not be less than five (5) or more than twenty-five (25), the total number to be fixed by the vote of a majority of the total number of authorized directors in advance of the Annual Meeting of Stockholders.

                  A. During the period between Annual Meetings of Stockholders, the Board of Directors may increase or decrease the number of directors in office by no more than two (2) directors.

                  B. At the Annual Meeting of Stockholders, the stockholders of the Corporation shall be entitled to increase or decrease the number of directors, to a greater or lesser number than that set by the Board of Directors, by the affirmative vote of at least 75% of the shares of the Corporation then entitled to be voted in an election of directors.

                  C. Any increase or decrease in the number of directors shall be apportioned among the classes of directors so as to maintain the size of each class as nearly equal as possible.

                  D. Any vacancy on the Board of Directors,whether resulting from death, resignation, removal, increase in number of directors, or other cause, may be filled only by a vote of two-thirds of the directors then in office at any regular or special meeting of the Board of Directors called for that purpose. Any director so elected shall serve until the next election of the class for which such director shall have been chosen and until his successor shall be elected and qualified.

                  E. Any director on the Board of Directors may be removed for cause as set forth in this Section E. Except as may otherwise be provided by law, cause for removal shall be construed to exist only if:

                      (1) the  director  whose  removal  is  proposed  has  been convicted, or where a director was granted immunity to testify where another has been convicted, of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal;

                      (2) such director has been adjudicated by a court of competent jurisdiction to be liable for negligence, or misconduct, in the performance of his duty to the Corporation in a matter of substantial importance to the Corporation and such adjudication is no longer subject to direct appeal;

                      (3) such director has become mentally incompetent, whether or not so adjudicated, which mental incompetency directly affects his ability as a director of the Corporation;

                      (4) such  director  ceases to  fulfill  the  qualification requirements set forth in the By-Laws of the Corporation; or

                      (5) such  director's  actions or failure to act are deemed by the Board of Directors to be in derogation of the director's duties.

                  F. Removal for cause, as cause is defined in (1) and (2) above, must be approved by at least a two-thirds vote of the total number of directors and the action for removal must be brought within one year of such conviction or adjudication. Removal for cause as cause is defined in (3), (4) and (5) above, must be approved by at least two-thirds of the total number of directors. For purposes of this paragraph, the total number of directors shall not include the director who is the subject of the removal determination, nor will such director be entitled to vote thereon.

                  G. No director may be removed by the Board of Directors or by the stockholders without cause.

                  H. Notwithstanding any other provisions of the Certificate of Incorporation or By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, the other provisions of this Certificate of Incorporation, or the By-Laws of the Corporation), and in addition to any requirement of the Business Corporation Act of New Jersey, the affirmative vote of the stockholders holding not less than three-fourths of the outstanding shares of common stock of the Corporation, voted as a single class, shall be required to amend or repeal, or to adopt any provisions inconsistent with this Article; provided, however, that the preceding provision shall not be applicable to any amendment or repeal or adoption of any provision inconsistent with this Article, and such amendment or repeal or adoption of any provision inconsistent with this Article shall require only such affirmative vote as required by law and any other provisions of this Certificate of Incorporation, if such amendment or repeal or adoption shall have been approved by a majority vote of the Board of Directors.

                  VI. No action required to be taken or which may be taken at any meeting of stockholders of the Corporation may be taken by written consent without a meeting, except that any such action may be taken without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all the stockholders of the Corporation entitled to vote thereon, except as may be provided by law.

                  Notwithstanding any other provisions of the Certificate of Incorporation or ByLaws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, the other provisions of this Certificate of Incorporation, or the By-Laws of the Corporation), and in addition to any requirement of the Business Corporation Act of New Jersey, the affirmative vote of the stockholders holding not less than three-fourths of the outstanding shares of common stock of the Corporation, voted as a single class, shall be required to amend or repeal, or to adopt any provisions inconsistent with this Article; provided, however, that the preceding provision shall not be applicable to any amendment or repeal or adoption of any provision inconsistent with this Article, and such amendment or repeal or adoption of any provision inconsistent with this Article shall require only such affirmative vote as required by law and any other provisions of this Certificate of Incorporation, if such Amendment or repeal or adoption shall have been approved by a majority vote of the Board of Directors.

                  VII. Except as expressly permitted in sub-paragraph A below, any purchase by the corporation, or any subsidiary of the Corporation, of shares of common stock from a person or group of persons known by the Corporation to be an Interested Stockholder (as hereinafter defined) at a per share price in excess of the Fair Market Value (as hereinafter defined) at the time of such purchase of the shares so purchased, shall require the affirmative vote of not less than a majority of the votes entitled to be cast by the holders of all then outstanding shares of common stock, voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified by law, or otherwise.

                  A. The provisions of this Article shall not be applicable to any purchase of shares of common stock, if such purchase is pursuant to:

                      (1) an offer,  made  available  on the same terms,  to the holders of all of the outstanding shares of the same class as those purchased; or

                      (2) a purchase program effected on the open market and not the result of a privately-negotiated transaction.

                  B. For purposes of this Article:

                      (1) The term "Interested Stockholder" shall mean a holder, or group of holders acting in concert, of more than five percent (5%) of the common stock of the Corporation; and

                      (2) The term "Fair  Market  Value"  shall mean the average closing bid quotations with respect to a share of common stock for the 30 day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotation System or any system or exchange on which the stock is then listed or quoted, or if no such quotation is available, the value of a share of common stock as determined in good faith by a majority vote of the Board of Directors.

                  C. Notwithstanding any other provisions of the Certificate of Incorporation or By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, the other provisions of this Certificate of Incorporation, or the By-laws of the Corporation), and in addition to any requirement of the Business Corporation Act of New Jersey, the affirmative vote of the stockholders holding not less- than three-fourths of the outstanding shares of common stock of the Corporation, voted as a single class, shall be required to amend or repeal, or to adopt any provisions inconsistent with this Article; provided, however, that the preceding provision shall not be applicable to any amendment or repeal or adoption of any provision inconsistent with this Article, and such amendment or repeal or adoption of any provision inconsistent with this Article shall require only such affirmative vote as required by law and any other provisions of this Certificate of Incorporation, if such amendment or repeal or adoption shall have been approved by a majority vote of the Board of Directors.

                  VIII. The affirmative vote or consent of the holders of not less than two-thirds of the outstanding shares of Voting Stock (as hereinafter defined) of the Corporation held by stockholders other than the Acquiring Person (as hereinafter defined) with which or by or on whose behalf, directly or indirectly, a "Business Combination" (as hereinafter defined) is proposed, voting as a single class, shall be required for the approval or authorization of such Business Combination. Notwithstanding the foregoing, the above two-thirds voting requirement shall not be applicable if such Business Combination is approved by a majority vote of the Continuing Directors (as hereinafter defined) or if the cash or fair market value of the property, securities, or other consideration to be received per share by all holders of shares of each class or series of Voting Stock in such Business Combination, as of the date of consummation thereof, is an amount not less than the higher of (a) the Highest Per Share Price (as hereinafter defined) paid by such Acquiring Person in acquiring any of its holdings of Voting Stock, and (b) the Fair Market Price (as hereinafter defined) of such class of Voting Stock determined on the date the proposal for such Business Combination was first publicly announced, and such consideration shall be in the same form and of the same kind as the consideration paid by such Acquiring Person in acquiring the shares of Voting Stock it already owns. If the Acquiring Person had paid for shares of Voting Stock with varying forms of consideration, the form of consideration to be received by the holders of Voting Stock shall be in the form used to acquire the largest number of shares of Voting Stock acquired by the Acquiring Person. If the Continuing Directors have not approved the Business Combination by a majority vote, then other conditions which must be met if the two-thirds voting requirement is not to be applicable to the subject Business Combination are:

                  (i)after the Acquiring Person has obtained 5% of the Corporation's voting Stock and prior to the consummation of the Business Combination (except as approved by a vote of a majority of the Continuing Directors) there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividend (whether or not cumulative) on any outstanding preferred stock of the Corporation; there shall have been

                      (1) no reduction in the annual rate of dividends,  if any, paid on the common stock (except as necessary to reflect any subdivision of the common stock), except as approved by a majority vote of the Continuing Directors, and

                      (2) an  increase  in  such  annual  rate of  dividends  as necessary to prevent any such reduction in the event of any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of common stock, unless the failure so to increase such annual rate is approved by a majority vote of the Continuing Directors; and such Acquiring Person shall not have become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Acquiring Person owning 5 % or more of the Voting Stock;

                  (ii)after such Acquiring Person has become an Acquiring Person, such Acquiring Person shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise, except as approved by a majority vote of the Continuing Directors;

                  (iii) a proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended (the "Act"), shall be mailed to stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether such proxy or information statement is required to be mailed pursuant to the Act or the rules promulgated thereunder (the "Rules");

                  (iv) if deemed  advisable  by a  majority  vote of  Continuing
Directors, the proxy or information statement shall contain either a recommendation by a majority of Continuing Directors as to the advisability (or inadvisability) of the Business Combination or an opinion by an investment banking firm, selected by a majority of the Continuing Directors, as to the fairness (or unfairness) of the Business Combination to the stockholders of the Corporation other than the Acquiring Person, or both; and

                  (v) all per share prices referred to in this Article shall have been appropriately adjusted to reflect any intervening stock splits, stock dividends, recapitalization, reclassification (including any reverse stock splits), reorganizations or any similar transactions.

                  A. For purposes of this Article:

          (1) "Acquiring Person" shall mean any individual, corporation (other than the Corporation), partnership, other person or entity which, together with its affiliates and associates (as defined in the Act or the Rules thereunder. as amended), and with any other individual, corporation (other than the Corporation), partnership, person or entity with which it or they have any agreement,arrangement, or understanding with respect to acquiring, holding, voting or disposing of Voting Stock, beneficially owns (within the meaning of the Act or the Rules) in the aggregate 5% or more of the outstanding Voting Stock of the Corporation. "Acquiring Person" shall also include any assignee of or person or entity which has succeeded to any shares of Voting Stock which were at any time prior to the date of assignment or succession beneficially owned by a 5% owner, or an affiliate or associate of a 5% owner, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended. A person or entity, its affiliates and associates, assignees and successors, and all such other persons or entities with whom they have any such agreement, arrangement, or understanding shall be deemed a single Acquiring Person for purposes of this Article. For purposes of this Article, the Continuing Directors shall by majority vote have the power to determine, on the basis of information known to the Board, if and when there is an Acquiring Person. Any such determination shall be conclusive and binding for all purposes of this Article.

          (2) "Business Combination" shall mean (a) any merger or consolidation of the Corporation or a subsidiary of the Corporation with or into an Acquiring Person, (b) any sale, lease, exchange, transfer or other disposition, including, without limitation, a mortgage or other security device, in a single transaction or related series of transactions, of all or any Substantial Part (as hereinafter defined of the assets either of the Corporation (including without limitation any voting securities of a subsidiary) or of a subsidiary of the Corporation to an Acquiring Person, (c) any merger or consolidation of an

Acquiring Person with or into the Corporation or a subsidiary of the Corporation, (d) any sale, lease, exchange, transfer or other disposition, including without limitation a mortgage or other security device, in a single transaction or related series of transactions, of all or any Substantial Part of the assets of an Acquiring Person to the Corporation or a subsidiary of the Corporation, (e) the issuance of any securities of the Corporation or a subsidiary of the Corporation to an Acquiring Person, (f) any recapitalization, merger or consolidation that would have the effect of increasing the voting power of an Acquiring Person, (g) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed, directly or indirectly, by or on behalf of an Acquiring Person, (h) any merger or consolidation of the Corporation with a subsidiary of the Corporation proposed by or on behalf of an Acquiring Person, unless approved by a majority vote of the Continuing Directors; (i) any agreement, contract, or other arrangement providing for any of the transactions described in this definition of Business Combination, and
(j) any other transaction with an Acquiring Person which requires the approval of the stockholders under the Business Corporation Act of New Jersey. A person who is an Acquiring Person as of (k) the time any definitive agreement relating to a Business Combination is entered into, (1) the record date for the determination of stockholders entitled to notice of and to vote on a Business Combination, or (m) immediately prior to the consummation of a Business Combination, shall be an Acquiring Person for purposes of this definition.

          (3) "Continuing Directors" of the Corporation shall mean a director who was a member of the Board of Directors of the Corporation on or about February 1, 1996 and is still a director, together with each director who was a member of the Board of Directors immediately prior to the time that the Acquiring Person involved in a Business Combination became an Acquiring Person and any successor to such Continuing Director who was nominated or elected by a majority of the then Continuing Directors or any director nominated or approved for nomination to the Board of Directors by a majority of the then Continuing Directors and elected by the stockholders. A majority vote of the Continuing Directors shall mean a vote of the majority of the Continuing Directors then in office, provided that at least two Continuing Directors are then in office and participate in such vote.

          (4) "Fair Market Price" shall mean for any class or series of Voting Stock the highest closing bid quotation with respect to a share of such class or series of stock as determined in good faith by a majority vote of the Continuing Directors.

          (5) "Highest Per Share Price" shall mean the following: If there is only one class and series of Voting Stock of the Corporation - issued and outstanding, the Highest Per Share Price shall mean the highest per share price that can be determined to have been paid at or after the time the Acquiring Person by or on whose behalf, directly or indirectly, the Business Combination has been proposed, for any share or shares of that class and series of Voting Stock. If there is more than one class or series of Voting Stock issued and outstanding. as to each class or series, the Highest Per Share Price shall mean the higher of (i) the highest per share price that can be determined to have been paid at any time by the Acquiring Person by or on whose behalf, directly or indirectly, the Business Combination has been proposed for any share or shares of that class or series, (ii) the highest Preferential amount per share to which the holders of such class or series of Voting Stock would be entitled in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation, (iii) if convertible into a class or series of Voting Stock which the Acquiring Person has purchased the highest price for such class or series of convertible stock determined by multiplying the number of shares of the class into which such Voting Stock is convertible by the highest per share price paid by the Acquiring Person for a share of the class or series of stock into which such class or series of convertible stock is convertible, or (iv) the equivalent price for such class or series as determined in good faith by a majority vote of the Continuing Directors. In determining the Highest Per Share Price, all purchases by an Acquiring Person shall be taken into account after the Acquiring Person became an Acquiring Person. Further, the Highest Per Share Price shall include any brokerage commissions, transfer taxes and soliciting dealers fees paid by the Acquiring Person with respect to the shares of Voting Stock of the Corporation acquired by the Acquiring Person. The Highest Per Share Price shall be appropriately adjusted to take into account stock dividends, subdivisions, combinations, reclassification and similar events or transactions.

          (6) "Voting Stock" shall mean all of the outstanding shares of capital stock of the Corporation entitled to vote in the election of directors
(considered for purposes of voting in accordance with this Article as one class), and each reference to a percentage of shares of Voting Stock shall refer to such percentage of the votes entitled to be cast by such shares.

                  B. The Continuing Directors, acting by majority vote, shall have the power and duty to determine. on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article, including without limitation (i) whether a person is an Acquiring Person, (ii) the number of shares of Voting Stock beneficially owned by any person, (iii) whether a person is an affiliate or associate of another, (iv) the "Highest Per Share Price" as used in definition (5) of this Article, (v) whether all requirements and conditions of this Article have been met with respect to any Business Combination, and (vi) whether the assets which are the subject of any Business Combination are a substantial part of the Corporation's assets. The good faith determination by a majority vote of the Continuing Directors on such matters shall be conclusive and binding for all purposes of this Article.

                  Nothing contained in this Article shall be construed to relieve the Board of Directors or any Acquiring Person from any fiduciary obligation imposed by law.

                  C. Notwithstanding any other provisions of the Certificate of Incorporation or By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, the other provisions of this Certificate of Incorporation, or the By-Laws of the Corporation), and in addition to any requirement of the Business Corporation Act of New Jersey, the affirmative vote of the stockholders holding not less than three-fourths of the outstanding shares of Voting Stock of the Corporation held by stockholders other than an Acquiring Person shall be required to amend or repeal, or to adopt any provisions inconsistent with this Article; provided, however, that the preceding provision shall not be applicable to any amendment or repeal or adoption of any provision inconsistent with this Article, and such amendment or repeal or adoption of any provision inconsistent with this Article shall require only such affirmative vote as required by law and any other provisions of this Certificate of Incorporation, if such amendment or repeal or adoption shall have been approved by a majority vote of the Continuing Directors.

                  IX. The address of the Corporation's initial registered office is 103 West End Avenue, Somerville, New Jersey 08876 and the name of the Corporation's initial registered agent is Keith B. McCarthy.

                  X. The names and addresses of the fourteen (14) persons constituting the first Board of Directors of the Corporation until the First Annual Meeting of stockholders are:

Name                                         Address
----                                         -------
Robert P. Corcoran            12 Harvest Ct., Flemington, NJ 08822

Raymond L. Hughes             180 Cowperthwaite Rd., Bedminster, NJ 07921

Frank J. Orlando              786 Princeton Ave., Brick, NJ 08724

Donald Sciaretta              61 Spring Hollow Rd., Far Hills, NJ 07931

Gilbert E. Pittenger          RD 1, Box 91, New Ringgold, PA 17960

Herman C. Simonse             93 Douglass Ave., Bernardsville, NJ 07924

S. Tucker S. Johnson          PO Box 675, Oldwick, NJ 08858

G. Robert Santye              138 Fairview Rd., Skillman, NJ 08558

John K. Kitchen               475 Burnt Mills Rd., Bedminster, NJ 07921

Frederick D. Quick            924 River Rd., Neshanic, NJ 08853

Anthony J. Santye, Jr.        140 Fairview Rd., Skillman, NJ 08558

Donald B. Tourville           182V Old Driftway, Lebanon, NJ 08833

Bernard Bernstein             122 Tappen Ave., North Plainfield, NJ 07060

Willem Kooyker                Sunnybranch Rd., Box 953, Far Hills, NJ 07931

     IN WITNESS WHEREOF, the undersigned, the incorporators of the Corporation hereinabove referred to, have signed this instrument this 25 day of January, 1996.

/s/Robert P. Corcoran
   ------------------
   Robert P. Corcoran

/s/Raymond L. Hughes
   -----------------
   Raymond L. Hughes

/s/Frank J. Orlando
   ----------------
   Frank J. Orlando

/s/Donald Sciaretta
   ----------------
   Donald Sciaretta

/s/Gilbert E. Pittenger
   --------------------
   Gilbert E. Pittenger

/s/Herman C. Simonse
   -----------------
   Herman C. Simonse

/s/S. Tucker S. Johnson
   --------------------
   S. Tucker S. Johnson

/s/G. Robert Santye
   ----------------
   G. Robert Santye

/s/John K. Kitchen
   ---------------
   John K. Kitchen

/s/Frederick D. Quick
   ------------------
   Frederickk D. Quick

/s/Anthony J. Santye, Jr.
   ----------------------
   Anthony J. Santye, Jr.

/s/Donald B. Tourville
   -------------------
   Donald B. Tourville

/s/Bernard Bernstein
   -----------------
   Bernard Bernstein

/s/Willem Kooyker
   --------------
   Willem Kooyker

                                     BYLAWS

                                       OF

                          SVB FINANCIAL SERVICES, INC.

                            A New Jersey Corporation

                                   ARTICLE I

                                    Offices

         The Corporation shall maintain its principal office in the State of New Jersey. The Corporation may also have offices in such other places, either within or without the state of New Jersey, as the Board of Directors may from time to time designate or as the busienss of the Corporation may require.

                                   ARTICLE II

                            Meetings of Stockholders

         Section 1. Place. Meetings of the stockholders of the Corporation shall be held at such place, either within or without the State of New Jersey, as may from time to time be designated by the Board of Directors and stated in the notice of the meeting.

         Section 2. Annual Meeting. An annual meeting of the stockholders of the Corporation shall be held in each year on the last Tuesday in April (or if that be a legal holiday, then on the next business day) for the election of directors and for the transaction of such other business as may properly be brought before the meeting.

         Section 3. Special Meetings. Special meetings of the stockholders may be called on the order of the President or of a majority of the Board of Directors.

         Section 4. Notice. Written notice of all meetings of stockholders shall be mailed postage prepaid to each stockholder at least ten (10) days prior to the meeting. Notice of any special meeting shall state in general terms the purposes for which the meeting is to be held.

         Section 5. Quorum. The holders of a majority of the issued and outstanding shares of the capital stock of the Corporaton entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaciton of business at all meetings of the stockholders except as may otherwise be provided by law, by the Certificate of Incorporation, or by these Bylaws; but if there be less than a quorum, the holders of a majority of the stock so present or represented may adjourn the meeting from time to time. A majority of the votes cast shall decide every question or matter submitted to the stockholders at any meeting, unless otherwise provided by law or by the Certificate of Incorporation.

         Section 6. Voting. All elections of directors shall be managed by three Inspectors, who shall be appointed by the Board of Directors. The Inspectors of election shall hold and conduct the election at which they are appointed to serve, and, after the election, they shall file with the Secretary a certificate under their hand, certifying the result thereof and the names of the directors elected. The Inspectors of election, at the request of the Chairman of the meeting, shall act as tellers of any other vote by ballot taken at such meeting and shall certify the result therof.

         At all meetings of stockholders, every registered owner of shares entitled to vote may vote in person or by proxy and shall have one vote for each such share standing in his, her, or its name on the books of the Corporation.

         Section 7. Proxies. Stockholders may vote at any meeting of the stockholders by proxies duly authorized in writing. Proxies shall be valid only for one meeting, to be specified therein, and any adjournments of such meeting. Proxies shall be dated and shall be filed with the records of the meeting.

         Section 8. Conduct of Meetings. The Chairman of the Board of the corporation shall act as Chairman of the meeting and the Vice-Chairman of the board of the Corporation shall act as Vice-Chairman of the meeting. In the absence of the Chairman and Vice-Chairman, the President of the Corporation shall act as Chairman of the meeting. The Secretary of the Corporation shall act as Secretary of the meeting. In his absence, the Chairman shall appoint an officer of the Corporation to act as Secretary of the meeting.

                                  ARTICLE III

                               Board of Directors

         Section 1. Powers. The Board of Directors shall have the power to manage and administer the business and affairs of the Corporation. Except as expressly limited by law, all powers of the Corporation shall be vested in and may be exercised by the Board.

         Section 2. Number. The Board shall consist of not less than five (5) nor more than twenty-five (25) and shall be divided into three (3) classes all as set forth in Article IV and Article V of the Certificate of Incorporation which articles are incorporated herein by reference.

         Section 3. Organization Meeting. The Chairman of the meeting, upon receiving the certificate of Inspectors of the result of any election, shall notify the directors-elect of their election and of the time and place at which they are required to meet for the purpose of organizing the new Board and electing and appointing officers of the Corporation for the succeeding year. Such meeting shall be scheduled to be held on the day of the election or as soon thereafter as practicable and, in any event, within thirty (30) days thereof. If, at the time fixed for such meeting, there shall not be a quorum present, the directors present may adjourn the meeting, from time to time, until a quorum is obtained.

         Section 4. Regular Meetings. Regular meetings of the Board of Directors shall be held at the principal office of the Corporation, or such other office of the Corporation as may be designated by the Board, at least once per month, unless otherwise ordered by the Board, on such day and at such times the Board may specify. When any regular meeting of the Board falls upon a holiday, the meeting shall be held on the next business day, unless the Board shall designate some other day.

         Section 5. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Vice-Chairman of the Board, the President or the Secretary and shall be called by the Chairman, President or Secretary upon written request of three (3) Directors, all upon two (2) business days notice by fax or overnight mail to each Director.

         Section 6. Conduct of Meetings. At meetings of the Board of Directors, the Chairman of the Board, or in his absence, the Vice-Chairman, the President, or a designated Director shall preside. A majority of the members of the Board of directors shall constitute a quorum for the transaction of business, but less than a quorum may adjourn any meeting from time to time until a quorum shall be present, whereupon the meeting may be held, as adjourned without further notice. At any meeting at which every director shall be present, even though without any notice, any business may be transacted.

         Section 7.  Vacancies.  Any vacancy  which occurs on the Board shall be
filled  in  accordance   with  Article  V  Section  D  of  the   Certificate  of
Incorporation which Section is incorporated herein by reference.

         Section 8. Compensation. The Directors shall receive such compensation for their services as directors and as members of any committee appointed by the Board as may be prescribed by the Board of Directors and shall be reimbursed by the Corporation for ordinary and reasonable expenses incurred in the performance of their duties.

         Section 9. Removal of Directors or Officers. The Board of Directors shall have power to remove any Director from office, but only in accordance with
Article V Section E, F, and G of the Certificate of Incorporation which Sections are incorporated herein by reference.

         The Board may remove any officer for any cause or without cause by a majority vote of the entire Board.

                                   ARTICLE IV

                            Committees of the Board

         Section 1. Executive Committee. The Board of Directors shall appoint an Executive Committee consisting of the Chairman of the Board and five (5) members thereof appointed by the Board. During all periods when the Board is not in session, the Executive Committee shall have and may exercise all the authority of the Board except with respect to the filling of vacancies on the Board or in any committee or remove any officer or Director; the fixing of compensation of the Directors for serving on the Board or on any committee; the amendment or repeal of Bylaws or the adoption of new Bylaws; the amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable; the appointment of other committees of the Board or the members thereof.

         Section 2. Establishment of Committees. The Board of Directors may appoint, from time to time, from its own members, such other committees of one or more persons, for such purposes and with such powers as the Board may determine.

         Section 3. Committee Organization. The chairman of each committee shall be recommended by the Chairman and approved by the Board of Directors. Each committee shall determine its own time and place of meetings and rules of procedure unless otherwise directed by the Board.

         Section 4. Committee Reports. Actions taken at a meeting of any committee shall be reported to the Board at its next meeting following such committee meeting; except that, when the meeting of the Board is held within two
(2) days after the committee meeting, such report shall, if not made at the first meeting, be made to the Board at its second meeting following such committee meeting.

                                   ARTICLE V

                             Officers and Employees


         Section 1. Chairman of the Board. The Board of Diretors shall appoint one of its members to be Chairman of the Board, to serve at the pleasure of the Board, who shall preside at all meetings of the Board and perform such other duties as may be prescribed from time to time by th Board of Directors or by the Bylaws. The Board may also appoint a Vice-Chairman of the Board, who will preside at all of its meetings in the absence of the Chairman.

         Section 2. President. The Board of Directors shall appoint a President of the Corporation who may be a member of the Board. In the absence of the Chairman and Vice-Chairman, he shall preside at any meeting of the Board. The President shall be the Chief Executive Officer of the Corporation, and shall have and may exercise any and all powers and duties normally pertaining to the office of President of the Corporation. He shall also have and may exercise such further powers and duties as from time to time may be conferred upon or assigned to him by the Board of Directors or by these Bylaws.

         Section 3. Vice-President. The Board of Directors may appont one or more Vice-Presidents, one or more of whom may be designated Executive Vice-President, who may be a member of the Board, or Senior Vice-President. Each Vice-President shall have such powers and duties as may be assigned to him by the Board and the President.

         Section 4. Secretary. The Board of Directors shall appoint a Secretary who shall keep the minutes of all meetings of the stockholders and the Board of Directors, and, to the extent ordered by the Board of Directors or the President, the minutes of meetings of all committees. He shall cause notice to be given of meetings of stockholders, of the Board of Directors, and of any committee appointed by the Board. He shall have custody of the corporate seal and general charge of the records of the Corporation. He may sign or execute contracts with the President or a Vice-President thereunto authorized, in the name of the Corporation and affix the seal of the Corporation thereto. He shall perform all duties normally incident to the office of Secretary and such other duties as may be prescribed from time to time by the Board of Directors or by the Bylaws.

         Section 5. Treasurer. The Board of Directors shall appoint a Treasurer who shall have general custody of all the funds and securities of the Corporation and have general supervision of the collection and disbursement of funds of the Corporation. He may sign, with the President, or such otehr person or persons as may be designated for the purpose by the Board of Directors, all financial instruments of the Corporation. He shall perform all duties normally incident to the office of Treasurer and such other duties as may be prescribed from time to time by the Board of Directors or by the Bylaws.

         Section 6. Other Officers. The Board of Directors may appoint one or more Assistant Vice-Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers as, from time to time, may appear to the Board to be requried or desirable to transact the business of the Corporation. Such officers shall respectively exercise such powers and perform such duties as pertain to their several offices or as may be conferred upon or assigned to them by the Board or President.

         Section 7. Tenure of Office. The Chairman of the Board, Vice-Chairman, and any officer who may be required or permitted by these Bylaws to be a member of the Board of Directors, shall hold his office for the current year for which the Board of which he shall be a member was elected, unless he shall resign, become disqualified, or be removed. Any vacancy occurring in the office of President shall be filled promptly by the Board at any regular or special meeting.

         Section 8. Vacancies. In case any office shall become vacant, the Board of Directors shall have power to fill such vacancies. In case of the absence or disability of any officer, the Board of Directors may delegate the powers or duties of any officer to another officer or a director for the time being.

         Section 9. Exercise of Rights as Stockholders. Unless otherwise ordered by the Board of Directors, the Presidnet or a Vice-President therunto duly authorized by the President shall have full power and authority on behalf of the Corporation to attend and to vote at any meeting of stockholders of any corporation of which this Corporation may hold stock, and may exercise on behalf of this Corporation any all all of the rights and powers incident to the ownership of such stock at any such meeting, and shall have power and authority to execute and deliver proxies and consents on behalf of this Corporation in connection with the exercise by this corportaion of the rights and powers incident to the ownership of such stock. The Board of Directors, from time to time, may confer like powers upon any other person or persons.

         Section 10. Surety Bonds. Each officer and employee of the Corporation may be covered by bond of such amount and with such security as shall be approved by the Board of Directors, conditioned for the honest and faithful discharge of his duties as such officer or employee. At the discretion of the Board, such bonds may be schedule or blanket form and the premiums shall be paid by the Corporation.

                                   ARTICLE VI

                          Stock and Stock Certificates


         Section 1. Transfers. Shares of stock shall be transferable on the books of the Corporation, and a transfer book shall be kept in which all transfers of stock shall be recorded. Every person becoming a stockholder by such transfer shall, in proportion to his shares, succeed to all rights and liabilities of the prior holder of such shares. The transfer book may be computerized so long as it is convertible into written form within a reasonable time.

         Section 2. Stock Certificates. Certificates of stock shall be in such form as may from time to time be prescribed by the Board of Directors and shall be signed in the name of the Corporation by the Chairman of the Board, or the President or a Board designated Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant secretary, and the seal of the Corporation or a facsimile thereof shall be placed thereon.

         Section 3. Transfer Agent. The Board of Directors shall have power to appoint one or more Transfer Agents and Registrars for the transfer and registration of certificates of stock of any class, and may require that stock certificates shall be countersigned and registered by one or more of such Transfer Agents.

         Section 4. Transfer of Stock. Shares of capital stock of the Corporation shall be transferable on the books of the corporation only by the holder of record thereof personally, or by a duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares.

         Section 5. Lost Certificates. In case any certificate for the capital stock of the Corporation shall be lost, stolen, or destroyed, the Corporation may require such proof of the fact and such indemnity and costs to be given to it and to its Transfer Agent and Registrar, if any, as shall be deemed necessary or advisable by it.

         Section 6. Holder of Record. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder thereof in fact and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

         Section 7. Closing of Books. The Board of Directors shall have the power to close the stock transfer books of the Corporation for a period not more than sixty (60) nor less than ten (10) days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect.

                                  ARTICLE VII

                                 Corporate Seal


         The corporate seal of the Corporation shall be in appropriate form and shall contain the designation SVB Financial Services, Inc. 1996, New Jersey

                                  ARTICLE VIII

                                Indemnification

         Section 1. Indemnification. Subject to the provision of Section 3, any person who was or is a party or is threatened to be made a party to any threatened, pending or contemplated action, suit or proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, trustee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall be indemnified by the Corporation against expenses (including attorneys' fees), judgments, fines, excise taxes and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permitted by the laws of the State of New Jersey as in effect at the time of such indemnification.

         Section 4. Emergencies. In the event of an emergency declared by the President of the United States or the person performing his function, the Bylaws of this corporation and the operation thereof shall be temporarily suspended and in place thereof the officers and employees of this Corporation will continue to conduct the affairs of the Corporation and its subsidiaries under the authority of resolutions duly adopted by the Board of Directors, to become operative in such emergencies.

         Section 5. Word Clarification. The use of the word "he", or any pronoun referring to such word, as used in these Bylaws shall be construed as masculine, feminine or neuter or in the singular or plural as the sense requires.

                                   ARTICLE X

                                     Bylaws

         Section 1. Inspection. A copy of the Bylaws, with all amendments thereto, shall at all times be kept in a convenient place at the principal office of the Corporation and shall be open for inspection to all stockholders during normal business hours.

         Section 2. Amendments. These Bylaws may be amended upon vote of a majority of the entire Board of directors at any meeting of the Board, provided two days' notice of the proposed amendment has been given to each member of the Board of Directors. In the case of any Bylaw, the provisions of which are prescribed by law or the Certificate of Incorporation, no amendment may be made unless the Bylaw, as amended, is consistent with the requirements of law or the Certificate of Incorporation. The shareholders may alter or repeal any provision of the Bylaws by the vote of a majority of the shareholders at any meeting, except as otherwise provided by the Certificate of Incorporation, provided that a statement of the proposed action shall have been included in the notice of such meeting of stockholders.

                                   ARTICLE XI

                                    Mergers

         1. No merger, consolidation or other business combination, nor any sale, lease, or exchange of substantially all of the assets of this Corporation may be effected except in accordance with all appropriate provisions of the Certificate of Incorpation, which provisions are hereby incorporated herein by reference.

         2. In the event of a tender offer or other offer for the securities of the Corporation, the Board of Directors shall consider all relevant factors with respect to the impact of the offer upon the stockholders, employees, customers of the Corporation, and upon the Corporation's subsidiaries and the communities served by such subsidiaries, and all relevant financial, legal and other issues raised by the proposed offer. The Board shall have the discretion to promote acceptance or encourage rejection of an offer by all lawful means in the best interests of the Corporation, and the interests taken into account in reaching its determination, subject to all applicable provisions of the Certificate of Incorporation.

                                   STATEMENT

         The foregoing Bylaws, consisting of fifteen (15) pages, were adopted by the Board of Directors at the organizational meeting of SVB FINANCIAL SERVICES, INC. on February 29, 1996.



                                            /s/  Marguerite   Eppler
                                                 ---------------------
                                                 Marguerite Eppler
                                                 Secretary

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                   SVB FINANCIAL SERVICES, INC.
                                                   ----------------------------
                                                           (Registrant)


Date                                        By: /s/Keith B. McCarthy
                                                   -----------------
                                                   Keith B. McCarthy
                                                   Executive Vice President